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                                                                  EXHIBIT 99.N.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 19, 1999 in this Registration Statement and to all references to our Firm included in or made a part of this Registration Statement.


                                                /s/ ARTHUR ANDERSEN LLP


Birmingham, Alabama
September 9, 1999